UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2007

Date of Report

(Date of Earliest Event Reported)

PCS EDVENTURES!.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Idaho	000-49990	82-0475383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer File Number)

345 Bobwhite Court, Suite 200 Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 343-3110

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Friday, December 14, 2007, Ms. Shannon M. Stith tendered her resignation as Vice President and Chief Financial Officer effective Friday, January 11, 2008, after which she will be employed on a part-time basis until a qualified replacement is determined.  Ms. Stith has served as the Chief Financial Officer of the Company since August 1, 2006, prior to which she was the Assistant CFO.

The Company is currently undergoing a nationwide search for a replacement of the Chief Financial Officer.  Anthony A. Maher, CEO and President of the Company, has been appointed as Interim Chief Financial Officer for all filings until a replacement has been determined.

Exhibits:

No.	Description
99.1	Press Release dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                          PCS Edventures!.com, Inc.

Date 12/21/2007                                               /Anthony A. Maher/

                                                                         Anthony A. Maher